                                EXHIBIT 4 (e)


                         FOURTH AMENDMENT AND WAIVER
                                     TO
                  AMENDED AND RESTATED FINANCING AGREEMENT


          THIS FOURTH AMENDMENT (this "Amendment") dated as of December 3, 1999 is entered into by and among Keller Graduate School Management, Inc., a Delaware corporation (the "Borrower"), the financial institutions who are party to the Credit Agreement referred to below (the "Lenders") and Bank of America National Trust and Savings Association (as successor by merger to Bank of America Illinois), as Agent for the Lenders (herein, in such capacity, the "Agent").

                             W I T N E S S E T H:
                             - - - - - - - - - -
          WHEREAS, the Borrower, the Lenders and the Agent are parties to a certain Amended and Restated Financing Agreement dated as of June 12, 1996 (as heretofore amended, called the "Credit Agreement"; terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

          WHEREAS, the Borrower desires to amend the Credit Agreement in certain respects; and

          WHEREAS, subject to the terms and conditions set forth herein the Agent and the Lenders are willing to so amend the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Borrower, the Agent and the Lenders hereby agree as follows:

          SECTION 1.  AMENDMENTS.
                      ----------

          Upon receipt of the documents to be delivered by the Borrower pursuant to Section 3 below, and in reliance on the Borrower's warranties set forth in Section 4 below, as of the date hereof the Credit Agreement is hereby amended as follows:

               1.1 The title page and the preamble to the Credit Agreement are hereby amended by deleting each reference therein to "Keller Graduate School of Management, Inc." and in its place substituting "DeVry University, Inc."

               1.2 The title page and the preamble to the Credit Agreement are hereby amended by deleting each reference therein to "Bank of America National Trust and Savings Association" and in its place substituting "Bank of America, N.A.".

               1.3 The definition of "BofA" set forth in Paragraph 1(A) of the Credit Agreement is hereby amended to read in its entirety as follows:

               "BofA means Bank of America, N.A."

               1.4 The definition of "Permitted Transaction" set forth in Paragraph 1(A) of the Credit Agreement is hereby amended by deleting in its entirety clause (iv) of such definition.

               1.5 Paragraph 16(A)(ii) of the Credit Agreement is hereby amended by deleting the reference therein to "1.8:1" and in its place substituting "2.25:1".

          SECTION 2. WAIVER. Upon receipt of the documents to be delivered by the Borrower pursuant to Section 3 below, and in reliance of the Borrower's warranties set forth in Section 4 below, the Lenders and the Agent hereby waive any Event of Default under Paragraph 13(I) of the Credit Agreement as a result of the failure by the New Guarantors (as hereinafter defined) to timely execute and deliver Guaranties to the Agent.

               SECTION 3.  CERTAIN DOCUMENTS.
               -----------------------------
          Concurrently herewith the Borrower has delivered the following to the Agent, duly executed and appropriately dated and in form and substance satisfactory to the Agent.

               (1) Name Change. A certificate of the Secretary of State of Delaware evidencing the name change of the Borrower from "Keller Graduate School of Management" to "DeVry University, Inc."

               (2) Guaranty. A Guaranty in the form of Annex II hereto duly executed by each of [DeVry New York, DeVry Leasing Corp., Becker CD LLC and DeVry Colorado LLC] (collectively, the "new Guarantors").

               (3) Certificate. A certificate of the Secretary or Assistant Secretary of each of the New Guarantors or in the case of limited liability companies, the sole member of such New Guarantor, certifying:
     (a) a copy of the organizational documents of such New Guarantor, as theretofore amended; (b) copies of all corporate or limited liability company action as the case may be taken by such New Guarantor, authorizing the execution, delivery and performance of such New Guarantor of each document to be executed and delivered by such New Guarantor pursuant to this Amendment; and (c) the names and true signatures of the officers of such New Guarantor or in the case of limited liability companies, of the sole member of such New Guarantor, authorized to sign the documents to be executed and delivered by such New Guarantor under this Amendment.

          SECTION 4.  WARRANTIES.
          ----------------------

          To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders as of the date hereof that:

               (a) The representations and warranties contained in the Credit Agreement and Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

               (b) No Default or Event of Default has occurred and is continuing.

          SECTION 5.  GENERAL.
          -------------------

               (a) As hereby modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

               (b) This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lenders and the Agent and respective successors and assigns of the Lenders and the Agent.

               (c) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Delivered at Chicago, Illinois, as of the date and year first above written.

                              KELLER GRADUATE SCHOOL OF
                              MANAGEMENT, INC.

                              By:
                                 Title:


                              BANK OF AMERICA, N.A., as Agent

                              By:
                                 Title:


                              BANK OF AMERICA, N.A., as Lender

                              By:
                                 Title:


                              THE NORTHERN TRUST COMPANY

                              By:
                                 Title:


                              HARRIS TRUST AND SAVINGS BANK

                              By:
                                 Title:

    The undersigned hereby (i) acknowledge the foregoing amendments, (ii) acknowledge that their respective Guaranties continue to guaranty the obligations of the Borrower arising under the Credit Agreement, as amended hereby and (iii) and reaffirm their respective duties and obligations arising under the Loan Documents to which each is a party.

                              DEVRY, INC.

                              By:
                              Its:


                              BECKER CPA REVIEW CORP. (f/k/a
                              DEVRY CPA REVIEW CORP.)

                              By:
                              Its:


                              DEVRY/BECKER EDUCATIONAL
                              DEVELOPMENT CORP. (f/k/a DEVRY
                              EDUCATIONAL DEVELOPMENT CORP.)

                              By:
                              Its:


                              DEVRY EDUCATIONAL PRODUCTS, INC.

                              By:
                              Its:


                              DEVRY EDUCATIONAL DEVELOPMENT
                              CORP.

                              By:
                              Its:


                              BECKER CPA REVIEW, INC.

                              By:
                              Its:

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                              [DEVRY NEW YORK]

                              By:
                              Its:



                              [DEVRY LEASING CORP.]

                              By:
                              Its:



                              [BECKER CD LLC]
                              By: Becker CPA Review, Inc.

                              By:
                              Its:



                              [DEVRY COLORADO LLC]
                              By: DeVry Educational Development Corp.

                              By:
                              Its: